FOR FURTHER INFORMATION AT THE COMPANY:
Karen J. Dearing
Chief Financial Officer
(248) 208-2500

SUN COMMUNITIES, INC. ANNOUNCES ACQUISITION OF
THREE RECREATIONAL VEHICLE COMMUNITIES

Southfield, MI, December 22, 2011 - Sun Communities, Inc. (NYSE: SUI) (the “Company”), a real estate investment trust (“REIT”) that owns and operates manufactured housing and recreational vehicle communities, today announced that, on December 16, 2011, it acquired three recreational vehicle communities, personal property and other associated intangibles from Club Naples RV Resort LLC, Kountree RV Resort LLC and North Lake RV Resort LLC (the “Sellers”), and entered into customary non-competition agreements with the principals of the Sellers, for an aggregate purchase price of $25.0 million. In connection with these transactions, the Company borrowed $17.0 million from Bank of America, N.A., as lender and administrative agent, which is secured by the three communities.  This debt bears interest at a rate of LIBOR plus 250 basis points, has a term of three years (plus two one year extension options) and is interest-only until June 30, 2012, at which time amortization begins based on a 25- year amortization schedule. The $8.0 million remainder of the purchase price was paid in cash.

The acquired communities, two of which are located in Naples, Florida and the other of which is located in Moore Haven, Florida, are comprised of 414 permanent recreational vehicle sites and 356 seasonal recreational vehicle sites and complement the Company’s existing Florida recreational vehicle portfolio, while not directly competing with it.  The communities provide a larger geographic footprint in the state and allow for cross-marketing opportunities utilizing the Company’s call center systems and staffing currently in place in the region.

As previously disclosed in a Form 8-K filed on December 8, 2011, the Company intends to purchase three additional recreational vehicles communities in January 2012 from affiliates of the Sellers, subject to the satisfaction of the closing conditions previously disclosed.

Sun Communities, Inc. is a REIT that currently owns and operates a portfolio of 159 communities comprising approximately 54,800 developed sites.

For more information about Sun Communities, Inc.
visit our website at www.suncommunities.com

Forward Looking Statements

This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. Forward-looking statements can be identified by words such as “will,” “may,” “could,” “expect,” “anticipate,” “believes,” “intends,” “should,” “plans,” “estimates,” “approximate”, “guidance” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters.

These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties, and other factors, some of which are beyond our control. These risks, uncertainties, and other factors may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include national, regional and local economic climates, the ability to maintain rental rates and occupancy levels, competitive market forces, changes in market rates of interest, the ability of manufactured home buyers to obtain financing, the level of repossessions by manufactured home lenders and those risks and uncertainties referenced under the headings entitled “Risk Factors” contained in our Form 10-K for the year ended December 31, 2010, and the Company’s other periodic filings with the Securities and Exchange Commission.

The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward- looking statements made herein to reflect changes in the Company’s assumptions, expectations of future events, or trends.